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                                  EXHIBIT 99.1

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Community Capital Corporation (the "Company) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William
G. Stevens, President and Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002 that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


March 27, 2003                            /s/ William G. Stevens
                                          -------------------------------------
                                          William G. Stevens
                                          President and Chief Executive Officer